Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PGT Innovations, Inc.:

We consent to the use of our reports dated February 27, 2019 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KMPG LLP

Tampa, Florida

May 22, 2019